Exhibit 10.3

CONVERTIBLE NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 12th day of February, 2010 between China For-Gen Corp., a corporation organized and existing under the laws of the State of Delaware (“China For-Gen Corp.” or the “Company”) and [Investor], a Delaware limited liability company and Investors listed in Schedule A, (the “Investor”).

PRELIMINARY STATEMENT:

WHEREAS, the Investor wishes to purchase from the Company, upon the terms and subject to the conditions of this Agreement, Convertible Notes with a face value of up to [     ] (“Purchase Price”) and Common Stock Purchase Warrants, with such Convertible Notes being as described in the Convertible Promissory Note (the “Promissory Note”) in substantially the form attached hereto as Exhibit A (the “Convertible Note”) for the amount set forth in Section 1.3.13 hereof. Subject to the limitations set forth herein and in the Promissory Note and this Note Purchase Agreement, the Convertible Note shall be initially convertible into shares of common stock of the Company at any time at a conversion price of One Dollar and One Cent ($1.01) per share (the “Conversion Value”). In addition, the Company will issue to the Investor Common Stock Purchase Warrants (the “Warrants”) to purchase up to an additional [     ] shares of common stock of the Company at exercise prices as stated in the Warrants; and

WHEREAS, the parties intend to memorialize the purchase and sale of such Convertible Notes and the Warrants.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

INCORPORATION BY REFERENCE, SUPERSEDER AND DEFINITIONS

1.1           Incorporation by Reference. The foregoing recitals and the Exhibits and Schedules attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

NOTE PURCHASE AGREEMENT BETWEEN CHINA FOR-GEN CORPORATION
AND INVESTORS LISTED IN SCHEDULE A

1.2           Superseder. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties governing the affairs of the Company, shall supersede such instrument or understanding to the fullest extent permitted by law.  A copy of this Agreement shall be filed at the Company’s principal office.

1.3           Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

1.3.1     “1933 Act” means the Securities Act of 1933, as amended.

1.3.2     “1934 Act” means the Securities Exchange Act of 1934, as amended.

1.3.3     “Affiliate” means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term “control,” as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50 percent of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

1.3.4     “Articles” means the Certificate of Incorporation of the Company, as the same may be amended from time to time.

1.3.5     “Closing” shall mean the Closing of the transactions contemplated by this Agreement on the Closing Date.

1.3.6     “Closing Date” means the date on which the payment of the Purchase Price (as defined herein) by the Investor to the company is completed pursuant to this Agreement to purchase the Convertible Note and Warrants.

1.3.7     “Common Stock” means shares of common stock of the Company, par value $0.001 per share.

1.3.8     Reserved

1.3.9     "Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers, or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

NOTE PURCHASE AGREEMENT BETWEEN CHINA FOR-GEN CORPORATION
AND INVESTORS LISTED IN SCHEDULE A

1.3.10   "Material Adverse Effect" shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement or to perform its obligations under any other material agreement.

1.3.11   “Delaware Act” means the Delaware General Corporation Law, as amended.

1.3.12   “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

1.3.13   “Purchase Price” means up to [    ] paid by the [Investor] to the Company for the Convertible Note and the Warrants.

1.3.14   “Registration Rights Agreement" shall mean the registration rights agreement between the Investor and the Company attached hereto as Exhibit B.

1.3.15   "Registration Statement" shall mean the registration statement under the 1933 Act to be filed with the Securities and Exchange Commission for the registration of the Shares pursuant to the Registration Rights Agreement attached hereto as Exhibit B.

1.3.16   “SEC” means the Securities and Exchange Commission.

1.3.17   "SEC Documents" shall mean the Company's latest Form 10-K or 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

1.3.18  "Shares" shall mean, collectively, the shares of Common Stock of the Company issued upon conversion of the Convertible Note subscribed for hereunder and those shares of Common Stock issuable to the Investor upon exercise of the Warrants.

1.3.19  “Subsequent Financing” shall mean any offer and sale of shares of preferred stock, common stock, common stock equity line or debt that is convertible into shares of common stock or otherwise senior or superior to the Convertible Note.

1.3.20  “Transaction Documents” shall mean this Agreement, all Schedules and Exhibits attached hereto and all other documents and instruments to be executed and delivered by the parties in order to consummate the transactions contemplated hereby, including, but not limited to the documents listed in Sections 3.2 and 3.3 hereof.

NOTE PURCHASE AGREEMENT BETWEEN CHINA FOR-GEN CORPORATION
AND INVESTORS LISTED IN SCHEDULE A

1.3.21   “Warrants” shall mean the Common Stock Purchase Warrants in the form attached hereto as Exhibit C-1 and Exhibit C-2.

ARTICLE II

SALE AND PURCHASE OF CHINA FOR-GEN CORP
CONVERTIBLE NOTE AND WARRANTS PURCHASE PRICE

2.1          Sale of Convertible Note and Issuance of Warrants.

(a)        Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with applicable law, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, on the Closing Date Convertible Notes with a face value of up to [    ] and the Warrants set forth in Exhibit C. The Purchase Price shall be paid by the Investor to the Company in two separate installments. The first installment of [       ] will be paid by [Investor] on the initial Closing Date by a wire transfer in immediately available funds payable to an account at the direction of the Company (the “Initial Payment”).  The remainder of the Purchase Price will be funded post the 2008 audit and interim periods of 2009 review are completed to the Investors’ reasonable satisfaction and the Company has completed a reverse merger with a United States listed public shell company as described in Section 6.23 (the “Second Payment”).  The Company shall cause the Convertible Note and the Warrants to be issued to the Investor upon delivery of the Purchase Price by the Investor.  The Company shall register the shares of Common Stock into which the Convertible Note is convertible pursuant to the terms and conditions of a Registration Rights Agreement attached hereto as Exhibit B.

(b)        The Convertible Note shall initially be convertible by the Investor into up to [       ] shares of Common Stock; provided, however, that each Investor shall not be entitled to convert the Convertible Note into shares of Common Stock that would result in beneficial ownership by that particular Investor and its affiliates of more than 4.9% of the then outstanding number of shares of Common Stock on such date.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

 (c)        Upon execution and delivery of this Agreement and the Company’s receipt of the consideration, the Company shall issue to the Investor the Warrants to purchase an aggregate of up to [    ] shares of Common Stock at exercise prices as stated in the Warrants, all pursuant to the terms and conditions of the form of Warrants attached hereto as Exhibits C-1 and C-2; provided, however, that each Investor shall not be entitled to exercise the Warrants and receive shares of Common Stock that would result in beneficial ownership by that particular Investor and its affiliates of more than 4.9% of the then outstanding number of shares of Common Stock on such date.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

NOTE PURCHASE AGREEMENT BETWEEN CHINA FOR-GEN CORPORATION
AND INVESTORS LISTED IN SCHEDULE A

2.2           Purchase Price.  The Purchase Price shall be delivered by the Investor pursuant to the terms of Section 2.1(a) and in the form of a check or wire transfer made payable to the Company in United States Dollars from the Investor on the Closing Date.

2.3           Additional Investment Right  The Investor shall have the option to purchase from the Company, and the Company shall issue and sell to the Investors, in the event that the Investor exercises such option, up to [     ] of Convertible Notes pursuant to the terms hereof (the “Investor Option”).  The Investor Option shall expire the earlier of six (6) months following the date of the Second Payment of the Purchase Price, or the filing of a registered offering by the Company (with such terms of the offering approved by [Investor], unless extended by the Company. Such Investor Option shall be proportional to the amount of the Purchase Price paid by the Investor.  The Investors may exercise the Investor Option by delivering to the Company an Exercise Form in the form attached hereto as Exhibit D.  Within five (5) days of receipt of such Exercise Form, the Company shall deliver to the Investor a Convertible Note purchased pursuant to the Investor Option (the “Option Shares ”).

ARTICLE III

  CLOSING DATE AND DELIVERIES AT CLOSING

3.1           Closing Date.    The closing of the transactions contemplated by this Agreement (the “Closing”), unless expressly determined herein, shall be held at the offices of the Company, at 5:00 P.M. local time, on the Closing Date or on such other date and at such other place as may be mutually agreed by the parties, including closing by facsimile with originals to follow.

3.2           Deliveries by the Company.  In addition to and without limiting any other provision of this Agreement, the Company agrees to deliver, or cause to be delivered, to the Investor, the following:

(a)	At or prior to Closing, an executed Agreement with all exhibits and schedules attached hereto;
(b)	At or prior to Closing, an executed Warrant in the name of the Investor in the form attached hereto as Exhibit C;
(c)	The executed Registration Rights Agreement;
(d)
Certifications in form and substance acceptable to the Company and the Investor from any and all brokers or agents involved in the transactions contemplated hereby as to the amount of commission or compensation payable to such broker or agent as a result of the consummation of the transactions contemplated hereby and from the Company or Investor, as appropriate, to the effect that reasonable reserves for any other commissions or compensation that may be claimed by any broker or agent have been set aside;

NOTE PURCHASE AGREEMENT BETWEEN CHINA FOR-GEN CORPORATION
AND INVESTORS LISTED IN SCHEDULE A

(e)	An opinion from the Company’s counsel concerning the Transaction Documents and the transactions contemplated hereby in form and substance reasonably acceptable to Investor;
(f)	Executed Convertible Note and agreements in the name of Investor and for the amount of the investment;
(g)	All past and present litigation documents and historical financials; and
(h)	Such other documents or certificates as shall be reasonably requested by Investor or its counsel.

3.3           Deliveries by Investor.  In addition to and without limiting any other provision of this Agreement, the Investor agrees to deliver, or cause to be delivered, to the Company, the following:

(a)	A payment to the Company of the Initial Payment;
(b)	The executed Agreement with all Exhibits and Schedules attached hereto;
(c)	The executed Registration Rights Agreement;
(d)	Such other documents or certificates as shall be reasonably requested by the Company or its counsel.

In the event any document provided to the other party in Paragraphs 3.2 and 3.3 herein are provided by facsimile, the party shall forward an original document to the other party within seven (7) business days.

3.4           Further Assurances.  The Company and the Investor shall, upon request, on or after the Closing Date, cooperate with each other (specifically, the Company shall cooperate with the Investor, and the Investor shall cooperate with the Company) by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

3.5           Waiver.  The Investor may waive any of the requirements of Section 3.2 of this Agreement, and the Company at its discretion may waive any of the provisions of Section 3.3 of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
CHINA FOR-GEN CORP

The Company represents and warrants to the Investor as of the date hereof and as of Closing (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations the Investor has heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

NOTE PURCHASE AGREEMENT BETWEEN CHINA FOR-GEN CORPORATION
AND INVESTORS LISTED IN SCHEDULE A

4.1           Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on the business, operations, properties, assets, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

4.2           Articles of Incorporation and By-Laws.  The complete and correct copies of the Company’s Articles and By-Laws, as amended or restated to date which have been filed with the Securities and Exchange Commission  are a complete and correct copy of such document as in effect on the date hereof and as of the Closing Date.

4.3           Capitalization.

4.3.1 The authorized and outstanding capital stock of the Company is set forth in The Company’s latest audited report dated December 31, 2007 and updated on the Audited Reports furnished by Paritz & Company on December 31, 2008 and interim 2009 report as of June 30, 2009.  All shares of capital stock have been duly authorized and are validly issued, and are fully paid and no assessable, and free of preemptive rights.

4.3.2 As of the date of this Agreement, the authorized capital stock of the Company consists of 30,000,000 shares of common Stock ($.001 par value) and 1,000,000 shares of preferred stock ($.001 par value), of which 23,427,798 share of common stock are issued and outstanding (including shares owned by China Financial Services, Inc.) and the authorized but unissued shares of Common Stock shall be adequate to accommodate for full conversion of the Convertible Note and Warrants issued pursuant to this agreement.  As of Closing, the holders of Company stock options will hold options to purchase an aggregate of 2,500,000 shares of Common Stock.  All outstanding shares of capital stock have been duly authorized and are validly issued, and are fully paid and nonassessable and free of preemptive rights.  All shares of capital stock described above to be issued have been duly authorized and when issued, will be validly issued, fully paid and nonassessable and free of preemptive rights. Schedule 4.3.2 hereby contains all shares and derivatives currently and potentially outstanding.  The company hereby represents that any and all shares and current potentially dilutive events have been included in Schedule 4.3.2, including employment agreements, acquisition, consulting agreements, debts, payments, financing or business relationships that could be paid in equity, derivatives or resulting in additional equity issuances that could potentially occur.

NOTE PURCHASE AGREEMENT BETWEEN CHINA FOR-GEN CORPORATION
AND INVESTORS LISTED IN SCHEDULE A

4.3.3  Except pursuant to this Agreement and as set forth in Schedule 4.3 hereto, and as set forth in the Company’s Audit Report, as of the date hereof and as of the Closing Date, there are not now outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of the Company, or agreements, understandings or arrangements to which the Company is a party, or by which the Company is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock.  The Company agrees to inform the Investor in writing of any additional warrants granted prior to the Closing Date.

4.3.4   The Company on the Closing Date (i) will have full right, power, and authority to sell, assign, transfer, and deliver, by reason of record and beneficial ownership, to the Investor, the Company Shares hereunder, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever; and (ii) upon conversion of the Convertible Note or exercise of the Warrants, the Investor will acquire good and marketable title to such Shares, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever, except as otherwise provided in this Agreement as to the limitation on the voting rights of such Shares in certain circumstances.

4.4           Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Convertible Note, and the Warrants, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby except as disclosed in this Agreement.  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.5           No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of their respective obligations hereunder will not:  (i) conflict with or violate the Articles or By-Laws of the Company; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") in effect as of the date of this Agreement and applicable to the Company; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result  in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by the Company or any of its properties or assets is bound.  Excluding from the foregoing are such violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or incumbency that would not, in the aggregate, have a Material Adverse Effect.

NOTE PURCHASE AGREEMENT BETWEEN CHINA FOR-GEN CORPORATION
AND INVESTORS LISTED IN SCHEDULE A

4.6           Report and Financial Statements. The Company’s Audited Report dated _December 31, 2007 contains the audited financial statements of the Company.  The Company agrees to provide the Investor, once it becomes available, the Audited Reports and interim periods for 2008 and 2009 (collectively, the “Financial Statements”). Each of the balance sheets contained in or incorporated by reference into any such Financial Statements (including the related notes and schedules thereto) fairly presented the financial position of the Company, as of its date, and each of the statements of income and changes in stockholders’ equity and cash flows or equivalent statements in such Financial Statements (including any related notes and schedules thereto) fairly presents, changes in stockholders’ equity and changes in cash flows, as the case may be, of the Company, for the periods to which they relate, in each case in accordance with United States generally accepted accounting principles (“U.S. GAAP”) consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.  The books and records of the Company have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements and reflect only actual transaction.

4.7           Compliance with Applicable Laws. The Company is not in violation of, or, to the knowledge of the Company is under investigation with respect to or has been given notice or has been charged with the violation of any Law of a governmental agency, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

4.8           Brokers. Except as set forth on Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.  All costs of brokers, finders, investment bankers, and any costs associated with the identification, purchase, and fees of the shell or any other vehicle to go public will be borne solely by the Company.

4.9           Litigation. To the knowledge of the Company, no litigation, claim, or other proceeding before any court or governmental agency is pending or to the knowledge of the Company, threatened against the Company, the prosecution or outcome of which may have a Material Adverse Effect.

NOTE PURCHASE AGREEMENT BETWEEN CHINA FOR-GEN CORPORATION
AND INVESTORS LISTED IN SCHEDULE A

4.10         Exemption from Registration. Subject to the accuracy of the Investor’s representations in Article V, except as required pursuant to the Registration Rights Agreement, the sale of the Common Note and Warrants by the Company to the Investor will not require registration under the 1933 Act, but may require registration under New York State securities law if applicable to the Investor.  When validly converted in accordance with the terms of the Convertible Note, and upon exercise of the Warrants in accordance with their terms, the Shares underlying the Convertible Note and the Warrants will be duly and validly issued, fully paid, and non-assessable.  The Company is issuing the Convertible Note and the Warrants in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(2) of the 1933 Act; provided, however, that certain filings and registrations may be required under state securities “blue sky” laws depending upon the residency of the Investor.

4.11         No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general advertising with respect to the sale of the Convertible Note or Warrants, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Convertible Note or Warrants, under the 1933 Act, except as required herein.

4.12         No Material Adverse Effect. Except as set forth in Schedule 4.13 attached hereto, since December 31, 2007, no event or circumstance resulting in a Material Adverse Effect has occurred or exists with respect to the Company. No material supplier or customer has given notice, oral or written, that it intends to cease or reduce the volume of its business with the Company from historical levels. Since December 31, 2007, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under any applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in writing to the Investor.

4.13         Material Non-Public Information. The Company has not disclosed to the Investor any material non-public information that (i) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

NOTE PURCHASE AGREEMENT BETWEEN CHINA FOR-GEN CORPORATION
AND INVESTORS LISTED IN SCHEDULE A

4.14         Internal Controls And Procedures. The Company maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management's authorization; (ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

4.15         Full Disclosure.  No representation or warranty made by the Company in this Agreement and no certificate or document furnished or to be furnished to the Investor pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

4.16         Independent Board.  Within three (3) months post becoming a publicly traded entity on a United States exchange, the Company agrees to establish a Board of Directors consisting of a minimum of five directors with a majority being independent as defined by the NASDAQ Rules.  Such Audit and Compensation Committees of the Board of Directors of the Company will be comprised of independent directors.

ARTICLE V

 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

The Investor represents and warrants to the Company that:

5.1           Organization and Standing of the Investor. The Investor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The state in which any offer to purchase shares hereunder was made or accepted by such Investor is the state shown as such Investor’s address. The Investor was not formed for the purpose of investing solely in the Convertible Note, the Warrants or the shares of Common Stock which are the subject of this Agreement.

5.2           Authorization and Power. The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the securities being sold to it hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action where appropriate. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Investor and at the Closing shall constitute valid and binding obligations of the Investor enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

NOTE PURCHASE AGREEMENT BETWEEN CHINA FOR-GEN CORPORATION
AND INVESTORS LISTED IN SCHEDULE A

5.3           No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Investor's charter documents or bylaws where appropriate or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Investor). The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor’s obligations under this Agreement or to purchase the securities from the Company in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

5.4           Financial Risks. The Investor acknowledges that such Investor is able to bear the financial risks associated with an investment in the securities being purchased by the Investor from the Company and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the securities being purchased by the Investor from the Company by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.5           Accredited Investor. The Investor is (i) an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the securities being purchased by the Investor from the Company.

NOTE PURCHASE AGREEMENT BETWEEN CHINA FOR-GEN CORPORATION
AND INVESTORS LISTED IN SCHEDULE A

5.6           Brokers. Except as set forth in Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

5.7           Knowledge of Company. The Investor and such Investor’s advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities being purchased by the Investor from the Company.  The Investor and such Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

5.8           Risk Factors. The Investor understands that such Investor’s investment in the securities being purchased by the Investor from the Company involves a high degree of risk.  The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being purchased by the Investor from the Company. The Investor warrants that such Investor is able to bear the complete loss of such Investor’s investment in the securities being purchased by the Investor from the Company.

5.9           Full Disclosure. No representation or warranty made by the Investor in this Agreement and no certificate or document furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.

5.10         Payment of Due Diligence Expenses. Upon any investment in the Company post the initial [    ] investment by [Investor], the Company will first disburse at the instruction of [Investor] the amount of [     ] for due diligence expenses.

ARTICLE VI

COVENANTS OF THE COMPANY

6.1           Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect according to the provisions of the Registration Rights Agreement and the Company shall comply in all material respects with the terms thereof.

6.2           Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue all of the shares of Common Stock underlying the Convertible Note and Warrants.

NOTE PURCHASE AGREEMENT BETWEEN CHINA FOR-GEN CORPORATION
AND INVESTORS LISTED IN SCHEDULE A

6.3           Compliance with Laws. The Company hereby agrees to comply in all respects with the Company's reporting, filing and other obligations under the Laws.

6.4           Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

6.5           Listing, Securities Exchange Act of 1934 and Rule 144 Requirements. Once publicly traded on a United States exchange, the Company is required to maintain that current listing or a listing on a higher exchange and maintain its status as a Company regulated under the 1934 Act. If for any time within the 24 month period after the Closing the Company shall become delinquent in its reporting such that the Investor are unable to utilize Rule 144 for re-sales of Common Stock, then the Company shall pay to the Investor as liquidated damages and not as a penalty, two percent (2%) of the face amount of Convertible Notes which remain outstanding per month in cash or PIK at the option of the Investor. Such damages shall cease at the time the Company begins complying with the standards as mentioned above in Section 6.6.

6.6           Preferred Stock. On or prior to the Closing Date, the Company will cause to be cancelled all preferred stock of the Company. For a period of three years from the closing the Company will not issue any preferred stock of the Company.

6.7           Convertible Debt. On or prior to the Second Payment, the Company will cause to be cancelled all convertible debt in the Company with the exception of the Convertible Notes issued to the Investor. For a period of three years from the Closing Date the Company will not issue any convertible debt.

6.8           Debt Limitation. The Company agrees for two years after the Second Payment not to enter into any borrowings of more than three times as much as the sum of the EBITDA (defined as earnings before interest, tax, depreciation and amortization) from recurring operations over the past four quarters.

6.9           Reset Equity Deals. On or prior to the Closing Date, the Company will cause to be cancelled any and all reset features related to any securities outstanding that could result in additional securities being issued. For a period of 24 months from the Closing the Company will not enter into any transactions that have any reset features that could result in additional securities being issued.

NOTE PURCHASE AGREEMENT BETWEEN CHINA FOR-GEN CORPORATION
AND INVESTORS LISTED IN SCHEDULE A

6.10         Independent Directors. The Company shall have caused the appointment of the majority of the board of directors to be qualified independent directors, as defined by the NASDAQ listing requirements, before Closing. If at any time after Closing the board shall not be composed in the majority of qualified independent directors, the Company shall pay to the Investor, pro rata, as liquidated damages and not as a penalty, an amount equal to twenty-four percent (24%) of the Purchase Price per annum, payable monthly in cash or Convertible Notes at the option of the Investor.  The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages.  Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement. The parties hereto agree that the liquidated damages provided for in this Section 6.10 constitute a reasonable estimate of the damages that may be incurred by the Investor by reason of the failure of the Company to appoint at least two independent directors in accordance with the provision hereof.

6.11         Independent Directors Become Majority of Audit and Compensation Committees.  The Company will cause the appointment of a majority of outside directors to the audit and compensation committees of the board of directors within three (3) months of becoming a publicly traded entity on a United States Exchange.  If at any time after three months of becoming a publicly traded entity on the OTCBB, NYSE AMEX, NASDAQ, or NYSE, such independent directors do not compose the majority of the audit and compensation committees, the Company shall pay to the Investors, pro rata, as liquidated damages and not as a penalty, an amount equal to twenty-four percent (24%) of the Purchase Price per annum, payable monthly in cash or Convertible Notes at the option of the Investor.  The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages.  Nothing shall preclude the Investor from pursuing other remedies or obtaining specific performance or other equitable relief with respect to this Agreement.

6.12         Use of Proceeds. The Company will use $135,000 of the proceeds from the sale of the Convertible Notes for the completion of 2008 and 2009 interim audits and legal fees.  The balance of the Purchase Price and the Warrants (excluding amounts paid by the Company for legal and administrative fees in connection with the sale of such securities) shall be used for the purchase of a United States listed public shell company, registered capital requirements, and working capital.

6.13         Price Adjustment. From the date hereof until such time as the Investor hold less than 10% of the original principal amount of the Convertible Notes, if the Company closes on the sale of a note or notes, shares of Common Stock, or shares of any class of preferred stock at a price per share of Common Stock, or with a conversion right to acquire Common Stock at a price per share of Common Stock, that is less than the Conversion Price (as adjusted to the capitalization per share as of the Closing Date, following any stock splits, stock dividends, or the like) (collectively, the “Subsequent Conversion Price”), the Company shall make a post-closing adjustment in the Conversion Price so that the effective price per share paid by the Investor is reduced to being equivalent to such lower conversion price after taking into account any prior conversions of the Convertible Note and/or exercises of the Warrant.

NOTE PURCHASE AGREEMENT BETWEEN CHINA FOR-GEN CORPORATION
AND INVESTORS LISTED IN SCHEDULE A

6.14         Price Adjustment Based on Earnings Per Share. In the event the Company’s Net Income for the year ended December 31, 2009 is less than $.4565 per share on a fully-diluted basis, then the Conversion Price shall be reduced by a percentage equal to the percentage shortfall from $.4565 per share (where Net Income on a fully diluted basis shall always be defined as earnings from continuing operations before any non-cash items on a pre- tax fully diluted basis (including dilution from any options, warrants and convertible securities) as reported for the fiscal year ended December 31, 2009)..  The Conversion Price shall be reduced proportionately by 0% if the earnings are $.4565 per share and by 75% if the earnings are $.1141 per share. For example, if the Company earns $.3652 per share, or 20% below $.4565 per share, then the Conversion Price shall be reduced by 20%. Such reduction shall automatically be in effect at the time the December 31, 2009 financial results are reported or at any other time that the Investor and the Company have a written and executed agreement stating otherwise, and shall be made from the starting Conversion Price of the Convertible Notes being the Conversion Price of the Convertible Notes at that time, and shall be cumulative upon any other changes to the Conversion Price of the Convertible Note that may already have been made.

 In the event the Company’s Net Income for the year ended December 31, 2010 is less than $.6163 per share on a fully-diluted basis, then the Conversion Price shall be reduced by a percentage equal to the percentage shortfall from $.6163 per share (where Net Income on a fully diluted basis shall always be defined as earnings from continuing operations before any non-cash items on a pre- tax fully diluted basis (including dilution from any options, warrants and convertible securities) as reported for the fiscal year ended December 31,  2010)..  The Conversion Price shall be reduced proportionately by 0% if the earnings are $.6163 per share and by 75% if the earnings are $.1541 per share. For example, if the Company earns $.4930 per share, or 20% below $.6163 per share, then the Conversion Price shall be reduced by 20%. Such reduction shall automatically be in effect at the time the December 31, 2010 financial results are reported or at any other time that the Investor and the Company have a written and executed agreement stating otherwise, and shall be made from the starting Conversion Price of the Convertible Notes being the Conversion Price of the Convertible Notes at that time, and shall be cumulative upon any other changes to the Conversion Price of the Convertible Note that may already have been made.

Such adjustments shall be made automatically within five business days of the audited numbers being reported to the SEC.

6.15         Insider Selling. The earliest any “Insiders” can start selling their shares shall be 24 months from the date the Registration Statement that is to be filed to register the common stock underlying the Convertible Note and Warrants becomes effective. Insiders shall include all officers, consultants and directors of the Company. The managing members of the Investor and the Investor shall not be considered “Insiders”.

NOTE PURCHASE AGREEMENT BETWEEN CHINA FOR-GEN CORPORATION
AND INVESTORS LISTED IN SCHEDULE A

6.16         Employment and Consulting Contracts. For two years after the Closing, before granting such awards, the Company must have a unanimous opinion and approval from the Compensation Committee of the Board of Directors that any awards other than salary are usual, appropriate and reasonable for any officer, director, employee or consultant holding a similar position in other fully reporting public companies with independent majority boards with similar market capitalizations in the same industry with securities listed on the OTCBB, ASE, NYSE or NASDAQ.

6.17         Subsequent Equity Sales.  From the date hereof until such time as the Investor hold less than 10% of the original principal amount of the Convertible Notes, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below).  The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock.  The term “MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering.  Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 6.19 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance.

6.18         Stock Splits. All forward and reverse stock splits shall affect all equity and derivative holders proportionately.

6.19         Chief Financial Officer. Within three (3) months post the Company reverse merging with a public entity to become the surviving entity the Company will have employed an English-speaking Chief Financial Officer with US GAAP accounting and public reporting experience to the satisfaction of [Investor].  If at any time after three months post Closing such Chief Financial Officer is not employed by the Company, the Company shall pay to the Investor, pro rata, as liquidated damages and not as a penalty, an amount equal to twenty-four percent (24%) of the Purchase Price per annum, payable monthly in cash or Convertible Notes at the option of the Investor.  The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages.  Nothing shall preclude the Investor from pursuing other remedies or obtaining specific performance or other equitable relief with respect to this Agreement.

NOTE PURCHASE AGREEMENT BETWEEN CHINA FOR-GEN CORPORATION
AND INVESTORS LISTED IN SCHEDULE A

6.20         Purchase of United States listed Shell Company (the “Shell”).  Out of the investment proceeds, the Company will reserve up to Three Hundred and Fifty Thousand Dollars ($350,000.00) and a maximum of Three and One-Half Percent (3.50%) of the equity of the Company (such capitalization based on post reverse merger into the Shell, but pre the Investor Option and any Warrant exercise).  Such Shell and terms of purchase shall be subject to the approval of [Investor].

6.21         Investor Relations and Awareness.  The Company agrees to allocate a minimum of $120,000 of the Purchase Price to establish an investor relations and public marketing program, at the approval of [Investor].  Additionally, management of the Company agrees to travel to the United States a minimum of three times per year for the next four years for the sole purpose of communicating with current and prospective investors in the Company.  For each time the Company fails to travel to the United States each year, the Company shall pay to the Investors, pro rata, as liquidated damages and not as a penalty, an amount equal to ten percent (10%) of the Purchase Price per annum, payable monthly in cash or Convertible Notes at the option of the Investor.  The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages.  Nothing shall preclude the Investor from pursuing other remedies or obtaining specific performance or other equitable relief with respect to this Agreement.

6.22         2008 Audit.    Upon Closing, the Company agrees to expeditiously complete the 2008 audit and review of relevant quarters in 2009 in order to comply with 1934 Act upon the reverse merger with the Shell.  Should the audit show less than $8.35 million in net income for the fiscal year 2008, then the conversion price of the Convertible Note will be adjusted by such percentage which is equal to the percentage that net income for such year is less than $8.35 million (the “2008 Missed Percentage”).  If the 2008 Missed Percentage is greater than 30%, or if the Company fails to complete the process of becoming a public company listed on a United States exchange, then the [     ] Convertible Note held by [Investor] shall become payable immediately, plus accrued interest, plus liquidated damages in the amount of $25,000.00, this Agreement shall be terminated and the Warrants shall be cancelled and of no further force of effect.  China Financial Services, Inc. will be held fully liable for payment of such principal, interest, and liquidated damages under this Section 6.25 to [Investor] should the Company fail to make such payment, in full, within 10 business days of notification by the [Investor] of the requirement of payment.

ARTICLE VII

COVENANTS OF THE INVESTOR

7.1           Compliance with Law. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Company's Common Stock is listed.

NOTE PURCHASE AGREEMENT BETWEEN CHINA FOR-GEN CORPORATION
AND INVESTORS LISTED IN SCHEDULE A

7.2           Transfer Restrictions. The Investor’s acknowledge that the issuance of (1) the Convertible Note, Warrants and Shares underlying the Convertible Note and Warrants have not been registered under the provisions of the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Convertible Note, Warrants and shares underlying the Notes and Warrants to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Convertible Note, Warrants and Shares underlying the Convertible Note and Warrants made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

7.3           Restrictive Legend. The Investor acknowledges and agrees that the Convertible Note, the Warrants and the Shares underlying the Convertible Note and Warrants, and, until such time as the Shares underlying the Convertible Note and Warrants have been registered under the 1933 Act and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Shares, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT."

7.4           Amendment to Certificate of Incorporation. Investor hereby agrees to vote any shares of capital stock that it may own directly or beneficially, for the amendment to the Certificate of Incorporation referenced in Section 6.20.  Pending adoption of such amendment, Investor hereby agrees for itself and its successors and assigns that neither this Section 7.4 or Section 6.20 above, or any restriction on exercise of the Warrant shall be amended, modified or waived without the consent of the holders of a majority of the shares of Common Stock held by Persons who are not Affiliates of the Company, or the Investor or Affiliates of the Investor.

NOTE PURCHASE AGREEMENT BETWEEN CHINA FOR-GEN CORPORATION
AND INVESTORS LISTED IN SCHEDULE A

ARTICLE VIII

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS

The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions:

8.1           No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

8.2           Representations True and Correct. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

8.3           Compliance with Covenants. The Investor shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

8.4           No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

ARTICLE IX

CONDITIONS PRECEDENT TO INVESTOR’S OBLIGATIONS

The obligation of the Investors to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date unless specified otherwise, of the following conditions:

9.1           No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

9.2           Representations True and Correct. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

9.3           Compliance with Covenants . The Company shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

NOTE PURCHASE AGREEMENT BETWEEN CHINA FOR-GEN CORPORATION
AND INVESTORS LISTED IN SCHEDULE A

9.4           No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

ARTICLE X

TERMINATION, AMENDMENT AND WAIVER

10.1         Termination. This Agreement may be terminated at any time prior to the Closing Date

  10.1.1     by mutual written consent of the Investor and the Company;

  10.1.2     by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of the Investor set forth in this Agreement, or the Investor upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company or the Investor, respectively, shall have become untrue, in either case such that any of the conditions set forth in Article VIII or Article IX hereof would not be satisfied (a "Terminating Breach"), and such breach shall, if capable of cure, not have been cured within five (5) business days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach.

10.2         Effect of Termination. Except as otherwise provided herein, in the event of the termination of this Agreement pursuant to Section 10.1 hereof, there shall be no liability on the part of the Company or the Investor or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease; provided that in the event of a Terminating Breach, the breaching party shall be liable to the non-breaching party for all costs and expenses incurred by the non-breaching party not to exceed $10,000.00.

10.3         Amendment. This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto.

10.4         Waiver. At any time prior to the Closing Date, the Company or the Investor, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.

NOTE PURCHASE AGREEMENT BETWEEN CHINA FOR-GEN CORPORATION
AND INVESTORS LISTED IN SCHEDULE A

ARTICLE XI

GENERAL PROVISIONS

11.1         Transaction Costs. Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants’ fees and other accounting costs and expenses) incurred by that party in connection with this Agreement; provided, the Company shall pay Investor such due diligence expenses as described in section 5.10.

11.2         Indemnification. The Investor agrees to indemnify, defend and hold the Company (following the Closing Date) and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of or result from any breach of this Agreement by such Investor or failure by such Investor to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement.  The Company agrees to indemnify, defend and hold the Investor harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the Company to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement.  In no event shall the Company or the Investors be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement nor shall any party have any liability hereunder in the event of gross negligence or willful misconduct of the indemnified party.  In the event of a breach of this Agreement by the Company, the Investor shall be entitled to pursue a remedy of specific performance upon tender into the Court an amount equal to the Purchase Price hereunder. The indemnification by the Investor shall be limited to the Fifty Thousand Dollars ($50,000.00) paid at any given time.

11.3         Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4         Entire Agreement. This Agreement (together with the Schedule, Exhibits, Warrants and documents referred to herein) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

NOTE PURCHASE AGREEMENT BETWEEN CHINA FOR-GEN CORPORATION
AND INVESTORS LISTED IN SCHEDULE A

11.5         Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

China For-Gen
87 Dennis Street
Garden City Park, NJ 11040
Attention: Sherry Li

If to the Investor:

To addresses listed in Schedule A

11.6         Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.7         Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

11.8         Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation.  The parties acknowledge each contributed and is equally responsible for its preparation.

11.9         Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

NOTE PURCHASE AGREEMENT BETWEEN CHINA FOR-GEN CORPORATION
AND INVESTORS LISTED IN SCHEDULE A

11.10       Jurisdiction. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the Federal Courts serving the State of New York. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

11.11       Preparation and Filing of Securities and Exchange Commission filings. The Investor shall reasonably assist and cooperate with the Company in the preparation of all filings with the SEC after the Closing Date due after the Closing Date.

11.12       Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement.  The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

11.13       Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

11.14       Third Parties. Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees.  Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

11.15       Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.16       Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

[SIGNATURES ON FOLLOWING PAGE]

NOTE PURCHASE AGREEMENT BETWEEN CHINA FOR-GEN CORPORATION
AND INVESTORS LISTED IN SCHEDULE A

IN WITNESS WHEREOF, the Investors and the Company have as of the date first written above executed this Agreement.

THE COMPANY:

CHINA FOR-GEN CORP

By:
Chief Executive Officer

By:
Chairman of the Board

INVESTORS:

NOTE PURCHASE AGREEMENT BETWEEN CHINA FOR-GEN CORPORATION
AND INVESTORS LISTED IN SCHEDULE A